                       LAND SERVICES CONSULTING AGREEMENT


     This Land Services Consulting Agreement (this "Agreement"), effective
May 14, 1998 (the "Effective Date"), is made and entered into by and between Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), and Aspect Management Corporation, a Colorado corporation ("Aspect"). The Company and Aspect are sometimes hereafter referred to collectively as the "Parties."


                                    RECITALS

     A. The Company owns certain leasehold, mineral and contractual interests in oil and gas leases and wells and associated equipment and facilities, all as more particularly described in that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement"), by and among the Company, Esenjay Petroleum Corporation and Aspect Resources LLC. The real and personal property interests conveyed by Aspect Resources LLC to the Company pursuant to the Acquisition Agreement are sometimes hereafter referred to collectively as the "Assets."

     B. Aspect Resources LLC owns certain real and personal property interests in the same oil and gas properties that comprise the Assets and Aspect manages those properties for and on behalf of Aspect Resources LLC; accordingly, Aspect has the resources and expertise necessary to provide the land consulting services to the Company with respect to the Assets as set forth in this Agreement (collectively, the "Services" as defined in Article 2 below).

     C. The Company desires to retain Aspect to provide the Services and Aspect desires to provide such Services, all pursuant to the terms of this Agreement.


                                    AGREEMENT

     In consideration for the Parties entering into the Acquisition Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     All capitalized terms used herein which are not defined herein shall have the meaning given in the Acquisition Agreement.

                                    ARTICLE 2
                                    SERVICES

     2.1 Aspect agrees to provide the following land-related services to the Company related to the Assets, such services to include performance of the following functions (collectively, the "Services"):

          (a) Manage and maintain land services related to the Assets unless certain areas or lease block are excluded by the Company or Aspect in writing (the "Lease Blocks").

          (b) Assemble acreage blocks under options to lease, oil and gas leases, or other agreements in the geographic locations defined by the Company or Aspect and under general terms and conditions established by the Company or Aspect.

          (c) Employ or contract for the services of independent landmen, brokers, lease analysts, division order analysts or other persons reasonably required to assist Aspect in the performance of its duties.

          (d) Pay and perform all land related obligations related to the Assets on behalf of the Company.

          (e) Execute and file and record, when appropriate or required, all assignments and other instruments, permits, applications, requests or regulatory documents or instruments relating to the Assets.

          (f) Establish and maintain all lease files and other land-related files, books and records, as are required or convenient to administer the land functions associated with the Assets.

          (g) Perform all required land related reporting for the Assets and to which the Company is subject; including furnishing Company quarterly reports on or before 60 days after the end of a calendar quarter, detailing the land activities on the Assets; such report to be in form and substance as agreed to by the parties.

          (h) Receive and collect all revenues and income attributable to the Lease Blocks, including, without limitation, all gross proceeds and other income, unless otherwise agreed to by the Parties.

          (i) Manage, negotiate, execute and deliver all contracts and agreements and amendments to existing contracts and agreements affecting the Assets which Aspect believes are necessary or desirable in connection with the ownership, development, operation, production and maintenance of the Assets or to perform any of the Services hereunder;

provided, however, that Aspect shall obtain the approval of the Company to enter into any such contract or agreement which has a cost exceeding $50,000, net to the interest of the Company. Unless Aspect obtains the prior approval of the Company, Aspect shall not intentionally undertake or approve any of the Services described in this Section if any such Services will exceed by more than 20% the cost levels or estimates upon which the Company's approval was based.

          (j) Serve as the Company's representative as to all hearings, proceedings, filings, permits, bonds, licenses or such other similar matters as they relate to the Assets and which relate to any governmental, quasi-governmental or regulatory body or agency (other than the Internal Revenue Service), and to execute all applications, permits, orders, consents, waivers and agreements, as such relate to the Assets with respect to such body or agency. Should a conflict arise between the interests of Aspect and the Company regarding the foregoing matters, Aspect shall advise the Company of (i) any such conflict, and (ii) Company's right to represent itself with respect to such matters.

     2.2 Any person is entitled to rely on this Agreement as granting to Aspect the power and authority to perform the Services on behalf of the Company. In order to allow Aspect to carry out its duties and to exercise its powers hereunder, the Company has executed a Power of Attorney (the "Power of Attorney") in the form set forth on Schedule 1. The Company shall execute such counterparts of the Power of Attorney as are necessary to carry out the purpose of this Agreement and to evidence that Aspect has the power and authority to perform the Services on behalf of the Company. The Company and Aspect acknowledge that, for purposes of administrative convenience, certain limitations on the authority of Aspect which are set forth in this Agreement are not set forth in the Power of Attorney, and that this circumstance shall not result in any expansion in the authority of Aspect. The Company shall, for all purposes of this Agreement, be deemed to have elected to participate in any actions properly taken by Aspect in accordance with the Power of Attorney.


                                    ARTICLE 3
                             PERFORMANCE OF SERVICES

     Aspect agrees to use reasonable efforts to perform all of the Services in a reasonable, prudent and timely manner consistent with good oil field and business practices. The Services rendered by Aspect shall be as an independent contractor, and the Company shall have no supervision or control over the manner or method used by Aspect in performing the Services. The Company's sole and only interest shall be in the results obtained.

                                    ARTICLE 4
                               COSTS AND EXPENSES

     To the extent that Aspect pays or advances costs and/or expenses associated with the Assets on behalf of the Company and to the extent Aspect hires independent contractors, such cost and expenses and the costs and expenses of independent contractors shall be billed by Aspect to the Company. In addition, the Company shall pay Aspect for services rendered under this Agreement an amount equivalent to Aspect's employee costs, overhead costs and general and administrative costs associated with or allocable to the services rendered hereunder. The Company agrees to pay Aspect for all amounts invoiced hereunder within 30 days of receipt of an invoice from Aspect. Aspect agrees to deliver monthly invoices to the Company. Each such invoice shall include the calculation of the costs and expenses which are the subject thereof, together with supporting documentation.


                                    ARTICLE 5
                                 INDEMNIFICATION

     5.1 Aspect shall defend, indemnify and hold harmless the Company, and its members (including the officers, employees, agents, administrators and representatives of such members), partners, parents, affiliates, officers, directors, employees, agents, administrators and representatives from all loss, cost or expense which may arise directly or indirectly from or in connection with a breach by Aspect of its duties or obligations under this Agreement.


     5.2 The Company shall defend, indemnify and hold harmless Aspect and its members (including the officers, employees, agents, administrators and representatives of such members), partners, parents, affiliates, officers, directors, employees, agents, administrators and representatives from all loss, cost or expense which may arise directly or indirectly from or in connection with a breach by the Company of its duties or obligations under this Agreement.


                                    ARTICLE 6
                                TERM/TERMINATION

     6.1 This Agreement shall be effective for the period from the Effective Date until May 14, 2002, unless terminated in writing by either party by giving the non-terminating party 90 days written notice of such termination.

     6.2 If Aspect is in breach of its obligations set forth in Article 3, and the Company is materially damaged as a result of such breach, the Company shall so inform Aspect in writing of such breach (an "Event of Default"). Thereafter, Aspect shall have 30 days in which to cure the Event of Default or such longer period of time as is reasonably necessary under the circumstances so long as Aspect undertakes to commence the cure of such Event of Default within such 30-day period and such cure is diligently prosecuted thereafter. If Aspect does not cure the Event of Default within the 30-day time period, the Company, at its sole option and discretion, may terminate this Agreement, and retain any legal and equitable rights and remedies it may have against Aspect on account of such breach; provided, however, that Aspect's liability hereunder shall be no greater than the liability it would have as an operator to a non-operator under AAPL 610 1989 Model Form Operating Agreement, it being recognized that under such Operating Agreement the operator is not responsible for its own negligence and has no liability or responsibility other than for gross negligence or willful misconduct.

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other.

     7.2 This Agreement shall be governed by and construed in accordance with the law of the State of Colorado without reference to the conflict of laws provisions thereof.

     7.3 All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, telecopy or other electronic transmission service to the appropriate address as set forth below.

     IF TO ASPECT:

          Aspect Management Corporation
          511 16th Avenue, Suite 300
          Denver, Colorado  80202
          Attention: Alex Campbell
          Facsimile: (303) 573-7340

     IF TO THE COMPANY:

          Frontier Natural Gas Corporation
          500 Dallas Street, Suite 2920
          Houston, Texas  77002
          Attention: Linda Schibi
          Facsimile: (713) 739-7124
or at such other address and to the attention of such other person as such Party may designate by written notice to the other Party.

     7.4 Notwithstanding anything herein provided to the contrary, the Company shall be deemed to have given its approval to Aspect for any matter requiring the Company's approval if the Company fails to deny its approval to Aspect within 10 days of receipt from Aspect of a request for approval under this Agreement, or within such shorter time period if the situation requires Aspect to act before the 10-day period has expired and Aspect notifies Company of such shorter time period.

     7.5 Subject to Article 6 hereof, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Further, this Agreement, and the rights and obligations hereunder, shall be a covenant running with the lands attributable to the Assets.

     7.6 This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties. Any Party hereto may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     7.7 This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between Aspect and the Company.

     7.8 The Parties agree not to record this Agreement but agree to place the Power of Attorney of record if necessary.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                          ASPECT MANAGEMENT CORPORATION


                                          By:  /s/ Alex Cranberg
                                               --------------------------------
                                               Alex Cranberg, President


                                          FRONTIER NATURAL GAS CORPORATION


                                          By:  /s/ David W. Berry
                                               --------------------------------
                                               David W. Berry, President

              SIGNATURE PAGE TO LAND SERVICES CONSULTING AGREEMENT

                                   SCHEDULE 1

                                POWER OF ATTORNEY

                    This POWER OF ATTORNEY (this "Power of Attorney") is dated and effective as of May 14, 1998 (the "Effective Date"), and is executed by and between Frontier Natural Gas Corporation, an Oklahoma corporation, whose address is 500 Dallas Street, Suite 2920, Houston, Texas 77002 (the "Company"), and Aspect Management Corporation, a Colorado corporation, whose address is 511 Sixteenth Street, Suite 300, Denver, Colorado 80202 ("Aspect").

                                    RECITALS

                    A. The Parties hereby give notice that they entered into a Land Services Consulting Agreement dated effective May 14, 1998 (the "Agreement"), whereby the Company contracted with Aspect for Aspect to perform certain land related services relative to the Assets conveyed to the Company by Aspect Resources LLC (collectively, the "Assets") pursuant to that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998
(the "Acquisition Agreement"), by and among the Company, Esenjay Petroleum Corporation and Aspect Resources LLC.

                    B. Aspect has agreed to manage the land related portion of the Assets for and on behalf of the Company, by performing certain management services, as limited and described in more detail in the Agreement (the "Services").

                                    AGREEMENT

                    1. Effective as of the Effective Date, the Company does hereby revoke all prior powers of attorney granted in connection with the following matters and does hereby appoint and constitute Aspect as its duly authorized Attorney-in-Fact with power and authority for the Company and in its name, place and stead to execute, acknowledge and deliver such instruments as Aspect deems necessary or convenient in connection with the following matters relating to real or personal property constituting the Assets:

                         (a)  Operate, manage, and maintain the Assets.

                         (b)  Employ or contract for the services of any person
required by Aspect, in its reasonable discretion, to assist Aspect in the performance of any of its duties and responsibilities under the Agreement, including, without limitation, any land related legal, accounting, and other services and advice as Aspect deems advisable, in its reasonable discretion, from any person.

                         (c)  Pay and perform all obligations of the Company
which relate to the Assets, including, without limitation, the payment of working interest expenses attributable to the Assets.

                         (d)  Execute and file and record, when appropriate or
required, all assignments and other land related instruments, permits, applications, requests or regulatory documents or instruments relating to the Assets.

                         (e)  Establish and maintain all bank accounts, books
and records, capital accounts, and other accounts as are required or convenient to operate the Assets.

                         (f)  Perform all accounting and reporting related to
the Assets.

                         (g)  Receive and collect all revenues and income
attributable to the Assets.

                         (h)  Manage, negotiate, execute and deliver all
contracts and agreements and amendments to existing contracts and agreements affecting the Assets which Aspect believes are necessary or desirable in connection with the ownership, development, operation, production and maintenance of the Assets or to perform any of the Services under the Agreement.

                         (i)  Act on behalf of and bind the Company with respect
to all hearings, proceedings, filings, permits, bonds, licenses or such other similar matters as they relate to the Assets or a portion thereof and which relate to any governmental, quasi-governmental or regulatory body or agency (other than the Internal Revenue Service), and to execute all applications, permits, orders, consents, waivers and agreements, as such relate to the Assets or a portion thereof, with respect such body or agency.

                         (j)  Exercise on behalf of the Company the right to not
participate or to non-consent any proposal.

                         (k)  Pool, force pool, unpool, unitize, force unitize
or deunitize the Company's interests in the Assets.

                         (l)  All other acts and things as are necessary to
carry out Aspect's responsibilities under the Agreement.

                    2. The powers herein conferred shall extend to all acts and transactions described in (a) - (l) above affecting the Assets and extend to all forms of interests in the Assets. This Power of Attorney is irrevocable by the Company and is coupled with an interest in the lands covered by the Assets for the period from the Effective Date until the Agreement is terminated. This Power of Attorney shall automatically terminate on May 14, 2002, unless earlier terminated by placing notice of such termination of record.

                    3. Aspect shall use reasonable efforts to perform the Services in a reasonable and prudent manner consistent with good oil field and business practices.

                    4. Aspect may present this Power of Attorney to any third party as evidence of its authority to perform the duties and obligations of Aspect under the Agreement.

                    Any person is entitled to rely on this Power of Attorney as notice that Aspect has been given the power and authority to manage the Assets and to perform the Services on behalf of the Company.

                                          FRONTIER NATURAL GAS CORPORATION


                                          By:  /s/ David W. Berry
                                               --------------------------------
                                               David W. Berry, President



                                          ASPECT MANAGEMENT CORPORATION


                                          By:  /s/ Alex Cranberg
                                               --------------------------------
                                               Alex Cranberg, President

STATE OF TEXAS      )
                    ) ss.
COUNTY OF HARRIS    )

            The foregoing instrument was acknowledged before me this 14th day of May, 1998, by David W. Berry as President of Frontier Natural Gas Corporation, an Oklahoma corporation, on behalf of such corporation.

            Witness my hand and official seal.


                                        /s/ Angela Sterling
                                        -----------------------------------
                                        Notary Public

                                        My commission expires:  8-22-2001

(SEAL)





STATE OF TEXAS      )
                    ) ss.
COUNTY OF HARRIS    )

            The foregoing instrument was acknowledged before me this 14th day of May, 1998, by Alex Cranberg as President of Aspect Management Corporation, a Colorado corporation, on behalf of such corporation.

            Witness my hand and official seal.


                                        /s/ Angela Sterling
                                        ------------------------------------
                                        Notary Public

                                        My commission expires: Aug. 22, 2001
(SEAL)